SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 3, 2003

AVOCENT CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-30575	91-2032368
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

4991 CORPORATE DRIVE
HUNTSVILLE, ALABAMA 35805
(Address of Principal Executive Offices / Zip Code)

(256) 430-4000
(Registrant’s telephone number, including area code)

Item 5.    Other Events.

On April 3, 2003, Avocent Corporation publicly disseminated a press release announcing that the United States Court of Appeals for the Federal Circuit issued its ruling in the patent litigation between Avocent Redmond Corp. (formerly Apex Inc.), a wholly owned subsidiary of Avocent, and Raritan Computer Inc.  The Court of Appeals ruled in favor of Avocent Redmond Corp. by vacating the non-infringement decision of the District Court for the Southern District of New York and remanding the case for further proceedings consistent with the Court of Appeals’ opinion.  The information contained in the press release is incorporated herein by reference and filed as Exhibit 99.1 hereto.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVOCENT CORPORATION

Dated: April 3, 2003	By:	/s/ Douglas E. Pritchett
Douglas E. Pritchett
Senior Vice President of Finance,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Document	Page No.
Press Release dated April 3, 2003	Exhibit 99.1, 1